UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2005

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2005, Altera Corporation determined that the amount of our (1) property and equipment, net, (2) accounts payable and current liabilities, and (3) capital lease obligations appearing on our condensed consolidated balance sheets included in our third quarter 2005 earnings release dated October 24, 2005 (“Third Quarter Earnings Release”) and in Exhibit 99.1 to our Form 8-K dated October 24, 2005 (“Form 8-K”) needed to be updated as follows (in thousands):

Sept. 30 2005
Property and equipment, net	$165,372
Accounts payable and current liabilities	$269,300
Capital lease obligations	$4,065

The condensed consolidated statements of income included in the Third Quarter Earnings Release and in Exhibit 99.1 to our Form 8-K are unaffected by this update.

The updated amounts above will be reflected in our Form 10-Q for the quarter ended September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Nathan Sarkisian
Nathan Sarkisian
Senior Vice President and Chief Financial Officer

Date: November 9, 2005